WARWICK VALLEY TELEPHONE COMPANY
                                 47 Main Street
                             Warwick, New York 10990

                                   ----------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Warwick Valley Telephone Company will be held at 2:00 p.m. on Friday, April 28, 2000, at the Company's office at 47 Main Street, Warwick, New York, for the following purposes:

   I. To fix the number of Directors at ten until the next Annual Meeting and to elect four Directors in Class I;

  II. To approve the selection of auditors for the year ending December 31, 2000; and

 III. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

The holders of the Common Stock of the Company of record at the close of business on March 31,2000 will be entitled to vote on each of the above matters.


                                   By the order of the Board of Directors


                                   BARBARA BARBER, Secretary
                                   April 7, 2000



                                   ----------

                                    IMPORTANT

You are cordially invited to attend the meeting in person.

Even if you plan to be present, you are urged to SIGN, DATE, AND MAIL the enclosed proxy promptly.

If you attend the meeting, you can vote either in person or by your proxy. All shares represented by valid proxies received prior to the meeting, pursuant to this solicitation, and not revoked before they are exercised, will be voted.

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders
                        Warwick Valley Telephone Company

                                   ----------
                                                                   April 7, 2000

     This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Warwick Valley Telephone Company (the 'Company'), 47 Main Street, Warwick, New York 10990, to be used at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on Friday, April 28, 2000, at its offices at 47 Main Street, Warwick, New York, and at any adjournment thereof, for the purposes set forth in the foregoing notice of meeting. Properly executed proxies received in time for the meeting will be voted in the manner set forth herein unless specifically otherwise directed by the shareholder, in which case they will be voted as directed. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company before the proxy is voted.

     At the close of business on March 31, 2000, the Company had outstanding 1,818,110 shares of Common Stock, without par value (the 'Common Stock'), and the then holders of record thereof will be entitled to one vote for each share so held by them on each of the matters to be considered at the meeting or any adjournment thereof.

     Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a plurality and all other matters submitted require a majority of the votes of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote and voting on that proposal. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as tellers for the meeting. The tellers will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of quorum. The tellers will treat 'broker non-votes' (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which broker or nominee does not have discretionary power to vote on a particular matter) as if the broker never voted.

     The Annual Report to Shareholders for the fiscal year ended December 31, 1999, including financial statements, was mailed together with this Proxy Statement to all shareholders. Such report is not a part of the proxy soliciting material. The Company will furnish without charge to any of its shareholders, upon such shareholder's written request, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, including the financial statements and financial statement schedules, but without the other exhibits attached thereto. Requests for such copies should be directed to: Barbara Barber, Warwick Valley Telephone Company, 47 Main Street, Warwick, New York 10990.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or telegraph. The approximate date on which this proxy statement and accompanying form of proxy are first being sent to shareholders is April 7, 2000.

                            I. ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors of the Company shall be divided into three classes of at least three Directors each. Such classes are designated 'Class I', 'Class II' and 'Class III'. The Directors in each Class are elected in alternating years for three-year terms. At this Annual Meeting, the number of Directors will be fixed at ten until the next Annual Meeting, and four Directors will be elected to Class I for terms which will last until the 2003 Annual Meeting of Shareholders (and until their respective successors shall have been elected and qualified). The increase in the Board size from nine to ten allows the Company to retain the current Board members, while also permitting the Company's new president, M. Lynn Pike to serve on the Board.

     It is the intention of the persons named in the enclosed form of proxy to vote each proxy for the election of each of the nominees named below unless such authority is withheld:


                                     CLASS I

                               Howard Conklin, Jr.
                              Robert J. DeValentino
                              Henry L. Nielsen, Jr.
                                  M. Lynn Pike

     All of the foregoing nominees are presently serving as Directors of the Company, and their terms as such expire upon the election of Directors at this Annual Meeting, except Mr. M. Lynn Pike, who has been nominated by the Board to fill the new seat on the Board created by increasing the number of Directors from nine to ten.

     If any of the nominees shall be unable to serve, the proxy may be voted with the discretionary authority for a substitute chosen by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

        Information About Directors and Nominees for Election as Director

Name, Age and Other Position,                   Period Served as Director and
 if any, with the Company                         Past Business Experience
----------------------------                    -----------------------------
                              Nominees for Class I
                           (Term will expire in 2003)

Howard Conklin, Jr., 72......................Chairman of the Board since
  Chairman of the Board                        1988; Chairman of the Board of
                                               Conklin & Strong, Inc., a
                                               retail lumber and building
                                               materials company located in
                                               Warwick, N.Y., from prior to
                                               1995 until 1998.

Robert J. DeValentino, 56....................Executive Director of the Horton
                                               Healthcare Foundation since
                                               1998; District Manager for
                                               Citizens Telecommunications in
                                               Middletown, N.Y., from prior to
                                               1995 until 1998.

Henry L. Nielsen, Jr., 72....................Vice Chairman of the Board
  Vice Chairman of the Board                   since 1992; President of
                                               Nielsen Construction Company,
                                               Inc.,a heavy construction and
                                               earth-moving company located
                                               in Warwick, N.Y., since before
                                               1995.

M. Lynn Pike, 53.............................President of the Company since
  President                                    January 2000; General Manager
                                               of Geneseo Telephone Company
                                               and Chief Operating Officer of
                                               Illinois PCS in Geneseo, Ill.,
                                               from 1996 until January 2000;
                                               Managing Director for United
                                               Telecom International in
                                               Budapest, Hungary prior to
                                               1996.


                     Directors Whose Terms Have Not Expired
                           (Elected in 1998 and 1999)

Wisner H. Buckbee, 63........................Director since 1991 (Class II:
                                               current term expires in 2001);
                                               President of Wisner Farms, Inc.,
                                               an operating dairy farm, since
                                               before 1995.

Joseph E. DeLuca, M.D., 49...................Director since 1993 (Class II:
                                               current term expires in 2001);
                                               Physician, Vernon Urgent Care
                                               Center, Vernon, N.J., since 1995.

Philip S. Demarest, 63.......................Director since 1964 (Class III:
                                               current term expires in 2002);
                                               retired since 1998; Vice
                                               President, Secretary and
                                               Treasurer of the Company from
                                               prior to 1995 until 1998,
                                               Secretary and Director of
                                               Warwick Valley Mobile Telephone
                                               Company, Inc.,Warwick Valley Long
                                               Distance Company, Inc. and
                                               Warwick Valley Networks Inc. and
                                               Hometown Online, Inc., from
                                               prior to 1995 until 1998.

Herbert Gareiss, Jr.,54......................Director since 1998 (Class
  Vice President                               III: current term expires in
                                               2002);Assistant Secretary and
                                               Assistant Treasurer of the
                                               Company since 1980 until 1990;
                                               Vice President since 1990;
                                               Vice President and Director of
                                               Warwick Valley Mobile Telephone
                                               Company, Inc.,Warwick Valley
                                               Long Distance Company, Inc.,
                                               Warwick Valley Networks,Inc.,
                                               and Hometown Online, Inc.,
                                               since before 1995.

Corinna S. Lewis, 61.........................  Director since 1994;(Class III:
                                                 current term expires in 2002)
                                                 retired public relations
                                                 consultant.

Fred M. Knipp, 69..............................Director since 1989 (Class II:
  President                                      current term expires in 2001);
                                                 President from 1988 until
                                                 retiring in January 2000;
                                                 President and Director of
                                                 Warwick Valley Mobile
                                                 Telephone Company,Inc., Warwick
                                                 Valley Long Distance Company,
                                                 Inc., Warwick Valley Networks,
                                                 Inc., and Hometown Online,
                                                 Inc., from prior to 1995 until
                                                 January 2000.

The Board of Directors and Board Committees

     The Board of Directors held twelve regular meetings in 1999. The Company has standing Audit, Officers' Compensation, and Nominating Committees of the Board of Directors. Each Director attended 75% or more of the combined total of meetings of the Board of Directors and the Committees on which he served in 1999.

     The Audit Committee held one meeting in 1999. Director Demarest is Chairman of the Committee and Directors Buckbee, Conklin, DeLuca, DeValentino, Lewis and Nielsen are members. The Audit Committee's duties and responsibilities include recommending to the Board the engagement of the independent auditors,approving the plan and scope of the audit and the fee before the audit begins and, following the audit, reviewing the results and the independent auditors'comments on the Company's system of internal accounting controls with the independent auditors. The Committee also advises the Board as to the implementation of recommendations which have been made pursuant to suggestions of the independent auditors.

     In carrying out these functions, the Audit Committee represents the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the traditional roles and responsibilities of the Company's management and the independent auditors with respect to the accounting and control functions and financial statement presentation.

     The Officers' Compensation Committee held one meeting in 1999. Director Buckbee is Chairman of the Committee and Directors Conklin, DeLuca, Demarest, DeValentino, Lewis and Nielsen are members. The Committee makes specific salary recommendations to the Board concerning officers of the Company and reviews salaries of other management personnel.

     The Nominating Committee held one meeting in 1999. Director DeLuca is Chairman and Directors Buckbee and Knipp are members. The Nominating Committee recommends to the Board the names of Directors to be recommended for election or re-election by the shareholders at the Annual Meeting. The Nominating Committee is not precluded from considering written recommendations for nominees from shareholders. For the 2001 Annual Meeting, such recommendations, together with a description of the proposed nominee's qualifications and other relevant biographical information, are to be sent to the Secretary of the Company not later than December 18, 2000.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership information as of March 31,2000 regarding each Director, nominee for Director and officer and all Directors, nominees and officers as a group, with respect to each class of the Company's outstanding equity securities. Holders of shares of the Company's 5% Series Preferred Shares, $100 par value (5% Preferred), are not entitled to vote those shares at the Annual Meeting for which this Proxy statement has been prepared.


                                         Amount and Nature
                       Name of            of  Beneficial               Percent
Title of Class     Beneficial Owner      Ownership (Shares)            of Class
--------------     ----------------      ------------------            --------
Common Stock       Barbara Barber               6,064                    0.33%
Common Stock       Wisner H. Buckbee            6,114                    0.34%
5% Preferred       Wisner H. Buckbee               20                    0.40%
Common Stock       Howard Conklin, Jr.          9,720 (1)                0.53%
Common Stock       Joseph E. DeLuca             1,700 (1)                0.09%
Common Stock       Philip S. Demarest           9,606                    0.53%
5% Preferred       Philip S. Demarest              10                    0.20%
Common Stock       Robert J. DeValentino          500                    0.03%
Common Stock       Herbert Gareiss, Jr.        14,624 (1), (2),(3)       0.80%
Common Stock       Bonnie Jackowitz             4,688                    0.26%
Common Stock       Fred M. Knipp               15,077 (1)                0.83%
5% Preferred       Fred M. Knipp                   85                    1.70%
Common Stock       Corinna S. Lewis             2,408                    0.13%
5% Preferred       Corinna S. Lewis                15                    0.30%
Common Stock       Dorinda M. Masker            1,224 (1), (2)           0.07%
Common Stock       Henry L. Nielsen, Jr.          300                    0.02%
Common Stock       M. Lynn Pike                   100                    0.01%
Common Stock       Brenda A. Schadt             6,077                    0.33%
5% Preferred       Brenda A. Schadt                 5                    0.10%
Common Stock       Colleen Shannon              2,197                    0.12%
5% Preferred       Colleen Shannon                  2                    0.04%
Common Stock       Robert A. Sieczek            3,394 (3)                0.19%

All Directors, nominees for Director and officers as a group:

Total Common Stock.......83,793 4.61% of the class
Total 5% Preferred..........137 2.74% of the class

----------

(1)  Includes shares held by spouse.

(2)  Includes shares held in trust for children.

(3)  Includes shares which may be voted pursuant to power of attorney.

     As of March 31, 2000, the only holders of more than 5% of the Company's Common Stock known to the Company were Mr. Earl V. Barry, Warwick, New York 10990, who holds 120,340 shares (6.62%) and Orange County Trust Company, 75 North Street, Middletown, New York 10940, which holds 129,660 shares (7.13%) as trustee or custodian. The Trust Company has sole power to vote and dispose of all 129,660 shares.

Executive Compensation

      The following table sets forth all compensation paid by the Company during the last three fiscal years to each executive officer.


                           Summary Compensation Table


     Name and                                                  Other Annual
Principal Position               Year         Salary($)*      Compensation**
------------------               ----         ----------      --------------

Fred M. Knipp .................  1999        $222,018.99        $21,603.44
  President and Director         1998        $202,365.08        $21,424.28
                                 1997        $182,653.67        $19,932.55


Herbert Gareiss, Jr. ..........  1999        $133,576.70        $11,850.14
  Vice President and Director    1998        $128,096.30        $ 7,526.74
                                 1997        $115,115.38        $ 6,093.63

Larry Drake ...................  1999        $136,538.40        $10,755.12
  Vice President                 1998        $ 47,500.00        $ 1,989.87
  (Hired on August 24, 1998)

----------

 * Includes one week's salary as annual bonus for the years 1999, 1998 and 1997.

** Directors' fees, where applicable, Company match of 401K contributions and Company-paid life insurance premiums.

No other officers or employees received compensation during 1999 which exceeded $100,000.

Directors of the Company receive $450, and the Chairman receives $675, for each regular or special meeting of the Board which they attend. Directors who are not employees of the Company also receive $225 for each committee meeting.

                 REPORT OF OFFICERS' COMPENSATION COMMITTEE

                                                                   April 7, 1999

COMPENSATION PHILOSOPHY AND POLICY

     We believe that a compensation program should offer performance-based compensation to the Company's employees and reward employees whose results enable the Company to achieve its vision. The executive compensation program is designed to measure and enhance executive performance.

     The Company 's executive compensation program has two components:

           --  Base Salary
           --  Annual Bonus

     These components are designed to provide incentives and motivate key executives whose efforts and job performance will enhance the strategic well-being of the Company and maximize value to its shareholders. The program is also structured to attract and retain the highest caliber executives.

     The executive compensation program compensates the individual executive officers based on the Company's consolidated performance and the individual's contribution. The program is designed to be competitive with compensation programs offered by comparable employers.

     Public information concerning salaries paid by companies in the telecommunications and related industries is used to determine what a comparable firm would consider an appropriate performance-based compensation package for its executives.

BASE SALARY

     The salaries of the executive officers, including Mr. Knipp, were determined based on the executive's performance and an analysis of base salaries paid executive officers having similar responsibilities in other companies. The level of Mr. Knipp's base salary was also based upon a subjective assessment of his individual performance and responsibilities as well as overall corporate performance as measured by actual earnings per share, cash flow and growth of the business. The performance of other executive officers is measured similarly, but the criteria used to determine their compensation is based more on their individual responsibilities. No relative weights are attributed to any specific measurement factors.

ANNUAL BONUS

     The Company's annual bonus plan is designed to reward all Company employees on the basis of consolidated corporate results during the past year. Employees including officers may be entitled to a cash bonus of up to one week's salary based on the change in consolidated corporate earnings for the current year as compared to the immediate previous year.

           Dr. Joseph E. DeLuca          Corinna S. Lewis,Chairperson
           Earl V. Barry                 Robert J. DeValentino
           Wisner H. Buckbee             Henry L. Nielsen, Jr.
           Howard Conklin, Jr.           Philip S. Demarest

PERFORMANCE GRAPH

     This graph shows, as a percentage, the Company's cumulative total shareholder return, assuming reinvestment of dividends, against the

Russell 2000, a widely regarded stock                        GRAPH GOES
market index representing 2000 small cap
companies whose average market capitalization                   HERE
is $255 million. A variety of factors may be used in order to assess a corporation's performance. This Performance Graph, which reflects the Company's total return against the Russell 2000, reflects one such method. For the period from January 1, 1995 through December 31, 1997 the shareholder return values for the Company included in the graph are based on a valuation prepared annually for the Company by an independent appraisal firm in connection with the Company's 401K Plans including the Savings
Plan for Management Employees discussed later in this proxy statement. The values for year end
1998 and 1999 was established by using the NASDAQ closing price on the last day in December on which the Company's common stock traded, which was December 16, 1998 and December 29, 1999.


COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Officers' Compensation Committee at the end of the last completed fiscal year were Mr. Buckbee, Mr. Conklin, Dr. DeLuca, Mr. Demarest, Mr. DeValentino, Mrs. Lewis and Mr. Nielsen. (Mr.Barry retired from the Board in April 1999.) None of these persons were, during 1999, an officer or employee of the Company or any of its subsidiaries. Mr. Demarest is a former officer and employee of the Company, having retired in 1998.

     The full Board of Directors accepted the recommendation of the Officers' Compensation Committee concerning all officers' compensation. Mr. Knipp and Mr. Gareiss are Directors of the Company and, during 1999 participated in those deliberations of the Company's Board of Directors in which the Board accepted the Officers' Compensation Committee's recommendations concerning executive officer compensation. Mr. Knipp and Mr. Gareiss are not members of the Officers' Compensation Committee. No executive officer of the Company has, during 1999 or previously, served as a director or member of the compensation committee of any other entity that has an executive officer who serves or has served either as a member of the Officers' Compensation Committee or as a member of the Board of Directors of the Company.

     The Company's management retirement plan (the "Plan") covers all management employees over the age of 21 who have completed one year of eligible service. The Plan benefits are fully vested after five years of service. Normal retirement under the plan is at age 60. An employee's accumulated monthly retirement benefit equals either: (1) 2-1/2% times years of service times average monthly earnings (maximum benefit not to exceed the lesser of 25% of average monthly earnings on a monthly basis or $10,800 annually); or (2) 1% times years of service times average monthly earnings. Retirement benefits for employees hired prior to December 1, 1985 are determined by using the calculation that results in the highest amount. Retirement benefits for employees hired on or after December 1, 1985 are calculated by using the second method. Fred M. Knipp has been credited with 15 years of benefit service (15%), in addition to the 1% per year of employment (11/2 years) provided by the Plan. Nineteen years of benefit services are currently credited to Herbert Gareiss, Jr., and thirty-seven years of benefit service are currently credited to Brenda A. Schadt. Average monthly earnings equal the highest average earnings per month during any three consecutive twelve-month periods within the last ten twelve-month periods immediately preceding retirement. The Plan does not provide for any deductions for social security benefits received.

     Annual benefits payable at age 60 to Plan participants are illustrated in the following table:


Average Annual Salary
 During Highest Paid
   Period of Three                     Annual Retirement Benefits
  Consecutive Years                     Years of Benefit Service
----------------------   -------------------------------------------------------
                            5           10          15          20          30
                         ------       ------      ------      ------      ------
$ 110,000 ...........     5,500       11,000      16,500      22,000      33,000
$ 130,000 ...........     6,500       13,000      19,500      26,000      39,000
$ 150,000 ...........     7,500       15,000      22,500      30,000      45,000
$ 170,000 ...........     8,500       17,000      25,500      34,000      51,000
$ 190,000 ...........     9,500       19,000      28,500      38,000      57,000
$ 210,000 ...........    10,500       21,000      31,500      42,000      63,000
$ 230,000 ...........    11,500       23,000      34,500      46,000      69,000
$ 250,000 ...........    12,500       25,000      37,500      50,000      75,000


The additional 15% credited to Mr. Knipp, as reported above in this section, would result in a benefit of $53,622 per year, based on an average compensation of $202,346, rather than the amount determined from the above table ($23,270).

     The Company's Savings Plan for Management Employees (the "Savings Plan") covers all active management employees of the Company. Eligible employees are permitted to make contributions of up to 15% of their total compensation before taxes, up to a statutory maximum ($10,500 in 2000), to a choice of predefined funds maintained by the trustee of the Savings Plan. Eligible employees may apply accumulated contributions towards the purchase of shares of the Company's common stock. The common stock is acquired in brokerage transactions at the market price as of the transaction date. The Company has agreed to make matching contributions of one dollar for every dollar contributed by a management employee, up to a maximum Company contribution of 8% (7% in 1999) of total compensation. Participants are fully vested in the Company's contributions to their Savings Plan accounts immediately. The trustee of the Plan is the Charles Schwab Trust Company.

CERTAIN TRANSACTIONS WITH DIRECTORS

     During 1998 and 1999, the Company paid a total of $221,880.00 and $225,031.00, respectively, to John W. Sanford & Son, Inc., of which Corinna S. Lewis, a Director of the Company, is a director and shareholder. These amounts were paid as premiums on property, liability and workers' compensation insurance policies maintained by the Company. The management of the Company believes that the transactions with John W. Sanford & Son, Inc. are on terms as favorable as those available from unaffiliated third parties.

           II. APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Bush & Germain as independent public accountants for the Company for the year 2000. Shareholder approval of this appointment is requested. In the event a majority of the votes cast are against approval, the Board of Directors will reconsider the appointment. A representative of Bush & Germain is not expected to attend the Annual Meeting.


              III. OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matter should properly come before this Annual Meeting it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matter.


                              SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at next year's Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company (at 47 Main Street, Warwick, New York 10990) not later than December 18, 2000 in order to be included in the Company's proxy statement and form of proxy relating to that Meeting. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held shares of the Company's Common Stock amounting to at least $2,000 in market value or one percent of the Common Stock outstanding for at least one year prior to the date on which such proposals are submitted. Futhermore, such shareholders must continue to own at least that amount of the Company's Common Stock through the date on which the Annual Meeting is held.

       Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to exercise discretionary voting authority to vote on matters coming before an annual meeting of shareholders if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's by-laws. The By-Laws of Warwick Valley Telephone Company do not contain an advance notice provision. The date by which shareholders must have submitted their proposals for the Company's 2001 Annual Meeting of Shareholders for purposes of Rule 14a-4 is March 2, 2001.

WARWICK VALLEY TELEPHONE COMPANY                                        PROXY


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Barbara Barber and Colleen Shannon, or either of them, with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned at the Annual Meeting of Shareholders of Warwick Valley Telephone Company to be held on Friday, April 28,2000 at 2:00 p.m. or at any adjournment thereof:

   I.  FIXING NUMBER OF DIRECTORS AT TEN until next Annual Meeting.

       FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

       The Board of Directors recommends a vote FOR this resolution.


  II.  ELECTION OF DIRECTORS

       FOR [ ] all nominees listed below     WITHHOLD AUTHORITY [ ] to vote for
               (except as marked to the                             all nominees
               contrary below)                                      listed below

HOWARD CONKLIN, JR.  ROBERT J. DEVALENTINO  HENRY L. NIELSEN JR.  M. LYNN PIKE

       The Board of Directors recommends a vote FOR this resolution.
       INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

 III.  PROPOSAL TO APPROVE THE APPOINTMENT

       OF BUSH AND GERMAIN as the  FOR [ ]    AGAINST [ ]    ABSTAIN [ ]
       independent public accountants of the Company.

       The Board of Directors recommends a vote FOR this resolution.

  IV. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR as respects all items.

          WITNESS my hand this................................. day of

          ......................................................, 2000

                               (please date)

          ...........................................................

          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign.

          When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE